                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                          BIOSHIELD TECHNOLOGIES, INC.



                           Adopted as of _____, 1997

                                    BYLAWS
                                      OF
                         BIOSHIELD TECHNOLOGIES, INC.

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

ARTICLE ONE - OFFICES AND AGENT

     Section 1.1     Registered Office and Agent                          1
     Section 1.2     Other Offices                                        1

ARTICLE TWO - SHAREHOLDERS' MEETINGS                                      1

     Section 2.1     Place of Meetings                                    1
     Section 2.2     Annual Meetings                                      1
     Section 2.3     Special Meetings                                     1
     Section 2.4     Notice of Meetings                                   1
     Section 2.5     Voting Group                                         2
     Section 2.6     Quorum                                               2
     Section 2.7     Vote Required for Action                             2
     Section 2.8     Voting of Shares                                     2
     Section 2.9     Proper Business at Annual Meetings                   2
     Section 2.10    Proxies                                              3
     Section 2.11    Presiding Officer                                    3
     Section 2.12    Adjournments                                         3
     Section 2.13    Action of Shareholders Without a Meeting             3

ARTICLE THREE - THE BOARD OF DIRECTORS                                    4

     Section 3.1     General Powers                                       4
     Section 3.2     Number, Election, Classification
                     and Term of Office                                   4
     Section 3.3     Nomination Procedures                                4
     Section 3.4     Removal                                              5
     Section 3.5     Vacancies                                            5
     Section 3.6     Compensation                                         5

ARTICLE FOUR - MEETINGS OF THE BOARD OF DIRECTORS                         6

     Section 4.1     Regular Meetings                                     6
     Section 4.2     Special Meetings                                     6
     Section 4.3     Place of Meetings                                    6
     Section 4.4     Notice of Meetings                                   6
     Section 4.5     Quorum                                               6
     Section 4.6     Vote Required for Action                             6
     Section 4.7     Participation by Conference Telephone                7
     Section 4.8     Action by Directors Without a Meeting                7
     Section 4.9     Adjournments                                         7
     Section 4.10    Committees of the Board of Directors                 7

ARTICLE FIVE - MANNER OF NOTICE AND WAIVER AS TO SHAREHOLDERS
               AND DIRECTORS                                              7

     Section 5.1     Procedure                                            7
     Section 5.2     Waiver                                               8

ARTICLE SIX - OFFICERS                                                    9

     Section 6.1     Number                                               9
     Section 6.2     Election and Term                                    9
     Section 6.3     Compensation                                         9
     Section 6.4     Chairman of the Board                                9
     Section 6.5     President                                            9
     Section 6.6     Vice Presidents                                      9
     Section 6.7     Secretary                                            9
     Section 6.8     Treasurer                                           10

ARTICLE SEVEN - DISTRIBUTIONS AND SHARE DIVIDENDS                        10

     Section 7.1     Authorization or Declaration                        10
     Section 7.2     Record Date with Regard to Distributions
                     and Share Dividends                                 10

ARTICLE EIGHT - SHARES                                                   10

     Section 8.1     Authorization and Issuance of Shares                10
     Section 8.2     Share Certificates                                  10
     Section 8.3     Rights of Corporation with Respect
                     to Registered Owners                                11
     Section 8.4     Transfers of Shares                                 11
     Section 8.5     Duty of Corporation to Register Transfer            11
     Section 8.6     Lost, Stolen or Destroyed Certificates              11
     Section 8.7     Fixing of Record Date with regard to
                     Shareholder Action                                  11

ARTICLE NINE - INDEMNIFICATION                                           12

     Section 9.1     Certain Definitions                                 12
     Section 9.2     Basic Indemnification Arrangement                   13
     Section 9.3     Advances for Expenses                               14
     Section 9.4     Authorization of and Determination of
                     Entitlement to Indemnification                      14
     Section 9.5     Court-Ordered Indemnification and
                     Advances for Expenses                               15
     Section 9.6     Indemnification of Employees and Agents             16
     Section 9.7     Shareholder Approved Indemnification                16
     Section 9.8     Liability Insurance                                 17
     Section 9.9     Witness Fees                                        17
     Section 9.10    Report to Shareholders                              17
     Section 9.11    Security for Indemnification Obligations            17
     Section 9.12    No Duplication of Payments                          17
     Section 9.13    Subrogation                                         17
     Section 9.14    Contract Rights                                     18
     Section 9.15    Non-exclusivity, Etc.                               18
     Section 9.16    Severability                                        18

ARTICLE TEN - MISCELLANEOUS                                              18

     Section 10.1    Inspection of Books and Records                     18
     Section 10.2    Fiscal Year                                         18
     Section 10.3    Corporate Seal                                      18
     Section 10.4    Annual Financial Statements                         18
     Section 10.5    Conflict with Articles of Incorporation             19

ARTICLE ELEVEN - AMENDMENTS                                              19

     Section 11.1    Power to Amend Bylaws                               19

ARTICLE TWELVE - STATUTORY BUSINESS COMBINATION PROVISION                19

     Section 12.1    Business Combinations                               19

                                  ARTICLE ONE
                               OFFICES AND AGENT

         SECTION 1.1. REGISTERED OFFICE AND AGENT. The Corporation shall maintain a registered office in the State of Georgia and shall have a registered agent whose business office is identical to the registered office.

         SECTION 1.2. OTHER OFFICES. In addition to its registered office, the Corporation may have offices at any other place or places, within or without the State of Georgia, as the Board of Directors may from time to time select or as the business of the Corporation may require or make desirable.

                                  ARTICLE TWO
                             SHAREHOLDERS' MEETINGS

         SECTION 2.1. PLACE OF MEETINGS. Meetings of shareholders may be held at any place within or without the State of Georgia as set forth in the notice thereof or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or if no place is so specified, at the principal office of the Corporation.

         SECTION 2.2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held on a date and at a time to be determined by the Board of Directors, such date to be no later than April 30 of each year for the purpose of electing directors and transacting any and all business that may properly come before the meeting. If the annual meeting of shareholders is not held within the period specified in this Section 2.2, any business, including the election of directors, that might properly have been acted upon at that meeting may be acted upon at a special meeting in lieu of the annual meeting held pursuant to these bylaws or held pursuant to a court order.

         SECTION 2.3. SPECIAL MEETINGS. As provided in the articles of incorporation, unless otherwise prescribed by law, special meetings of shareholders, for any purpose or purposes, may be called only by (i) the Chairman of the Board of Directors of the Corporation, (ii) the President of the Corporation, (iii) the Secretary of the Corporation at the request in writing of a majority of the Board of Directors, or (iv) the Secretary of the Corporation at the request in writing of the holders of at least 66 and 2/3% of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock") that are not beneficially owned (as defined in the articles of incorporation) by any Interested Shareholder (as defined in the articles of incorporation).

         SECTION 2.4.  NOTICE OF MEETINGS.  Unless waived as contemplated in
Section 5.2, a notice of each meeting of shareholders stating the date, time and place of the meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date thereof, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at that meeting. In the case of an annual meeting, the notice need not state the purpose or purposes of the meeting unless the articles of incorporation or the Georgia Business Corporation Code (the "Corporation Code") requires the purpose or purposes to be stated in the notice of the meeting. In the case of a special meeting, including a special meeting in lieu of an annual meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

         SECTION 2.5. VOTING GROUP. Voting group means all shares of one or more classes or series that are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled to vote generally on the matter are for that purpose a single voting group.

         SECTION 2.6. QUORUM. With respect to shares entitled to vote as a separate voting group on a matter at a meeting of shareholders, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter unless the articles of incorporation or the Corporation Code provides otherwise. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting pursuant to Section 8.7 of these bylaws.

         SECTION 2.7. VOTE REQUIRED FOR ACTION. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, provisions of these bylaws validly adopted by the shareholders, or the Corporation Code requires a greater number of affirmative votes. If the articles of incorporation or the Corporation Code provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter. With regard to the election of directors, unless otherwise provided in the articles of incorporation, if a quorum exists, action on the election of directors is taken by a plurality of the votes cast by the shares entitled to vote in the election.

         SECTION 2.8. VOTING OF SHARES. Unless the articles of incorporation or the Corporation Code provides otherwise, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if the ballot be cast by proxy, it shall also state the name of the proxy.

         SECTION 2.9. PROPER BUSINESS AT ANNUAL MEETINGS. At any annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 45 days prior to the month and day of that year corresponding to the month and day of the previous year on which the annual meeting of shareholders was held (or at least 45 days prior to the date of the annual meeting for that year if the date of such meeting has been publicly announced by the Corporation at least 60 days in advance of such meeting date). A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder and
(iv) any material interest of the shareholder in such business. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with these provisions, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         SECTION 2.10.  PROXIES.  A shareholder entitled to vote pursuant to
Section 2.8 may vote in person or by proxy pursuant to an appointment of proxy executed in writing by the shareholder or by his attorney in fact. An appointment of proxy shall be valid for only one meeting to be specified therein, and any adjournments of such meeting, but shall not be valid for more than eleven months unless expressly provided therein. Appointments of proxy shall be dated and filed with the records of the meeting to which they relate. If the validity of any appointment of proxy is questioned, it must be submitted to the secretary of the meeting of shareholders for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any appointment of proxy submitted and reference by the secretary in the minutes of the meeting to the regularity of an appointment of proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at the meeting and for all other purposes.

         SECTION 2.11. PRESIDING OFFICER. The Chairman shall serve as the chairman of every meeting of shareholders unless another person is elected by shareholders to serve as chairman at the meeting. The chairman shall appoint any persons he deems required to assist with the meeting.

         SECTION 2.12. ADJOURNMENTS. Whether or not a quorum is present to organize a meeting, any meeting of shareholders (including an adjourned meeting) may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place, but no later than 120 days after the date fixed for the original meeting unless the requirements of the Corporation Code concerning the selection of a new record date have been met. At any reconvened meeting within that time period, any business may be transacted that could have been transacted at the meeting that was adjourned.
If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned and before adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to persons who are shareholders as of the new record date.

         SECTION 2.13. ACTION OF SHAREHOLDERS WITHOUT A MEETING. As provided in the articles of incorporation, no action shall be taken by shareholders of the Corporation except at an annual or special meeting of shareholders of the Corporation and the right of shareholders to act by written consent in lieu of a meeting is specifically denied.

                                 ARTICLE THREE
                             THE BOARD OF DIRECTORS

         SECTION 3.1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directors may exercise all powers of the Corporation and do all lawful acts and things that are not prohibited by law, by any legal agreement among shareholders, by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

         SECTION 3.2. NUMBER, ELECTION, CLASSIFICATION AND TERM OF OFFICE. As provided in the articles of incorporation, the Board of Directors shall consist of not less than three nor more than twenty-one directors. The exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial directors designated in the articles of incorporation as members of Class I shall hold office until the annual meeting of shareholders to be held in 1998, the initial directors designated in the articles of incorporation as members of Class II shall hold office until the annual meeting of shareholders to be held in 1999, and the initial directors designated in the articles of incorporation as members of Class III shall hold office until the annual meeting of shareholders to be held in 2000. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Directors shall serve until the expiration of their terms and until their successors have been elected and qualify, subject to the director's prior death, resignation, disqualification or removal from office.

         SECTION 3.3. NOMINATION PROCEDURES. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 45 days prior to the month and day of that year corresponding to the month and day of the previous year on which the annual meeting of shareholders was held (or at least 45 days prior to the date of the annual meeting for that year if the date of such meeting has been publicly announced by the Corporation at least 60 days in advance of such meeting date). Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Section 14(a) under the Securities Exchange Act of 1934, as amended (the "Act"), and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the corporation are traded, and
(b) as to the shareholder giving the notice (i) the name and record address of shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by the shareholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         SECTION 3.4. REMOVAL. As provided in the articles of incorporation, the shareholders shall not have the right to remove any one or all of the directors except for cause and by the affirmative vote of the holders of at least 66 and 2/3% of the outstanding shares of the Voting Stock that are not beneficially owned (as defined in the articles of incorporation) by any Interested Shareholder (as defined in the articles of incorporation).

         SECTION 3.5. VACANCIES. As provided in the articles of incorporation, if the number of directors is changed in accordance with the terms of the articles of incorporation, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any vacancy on the Board of Directors that results from a newly created directorship, and any other vacancy occurring on the Board of Directors, shall be filled by the affirmative vote of a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. A director of any class elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of shareholders. A director of any class elected by the shareholders to fill a vacancy shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. The election of directors need not be by written ballot unless the Corporation's Bylaws so require.

         SECTION 3.6. COMPENSATION. Unless the articles of incorporation provide otherwise, the Board of Directors may determine from time to time the compensation, if any, directors may receive for their services as directors. A director may also serve the Corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in any other capacity.

                                  ARTICLE FOUR
                       MEETINGS OF THE BOARD OF DIRECTORS

         SECTION 4.1. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held immediately after the annual meeting of shareholders or a special meeting in lieu of the annual meeting. In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.

         SECTION 4.2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the President or by any two directors in office at that time.

         SECTION 4.3. PLACE OF MEETINGS. Directors may hold their meetings at any place within or without the State of Georgia as the Board of Directors may from time to time establish for regular meetings or as set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

         SECTION 4.4. NOTICE OF MEETINGS. No notice shall be required for any regularly scheduled meeting of the directors. Unless waived as contemplated in
Section 5.2, each director shall be given at least one day's notice (as set forth in Section 5.1) of each special meeting stating the date, time, and place of the meeting.

         SECTION 4.5. QUORUM. Unless a greater number is required by the articles of incorporation, these bylaws, or the Corporation Code, a quorum of the Board of Directors consists of a majority of the total number of directors that has been prescribed by resolution of shareholders or of the Board of Directors pursuant to Section 3.2.

         SECTION 4.6.  VOTE REQUIRED FOR ACTION.

         (a) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Corporation Code, the articles of incorporation, or these bylaws require the vote of a greater number of directors.

         (b) A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

            (1) He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting;

            (2) His dissent or abstention from the action taken is entered in the minutes of the meeting; or

            (3) He delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         SECTION 4.7. PARTICIPATION BY CONFERENCE TELEPHONE. Any or all directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting.

         SECTION 4.8. ACTION BY DIRECTORS WITHOUT A MEETING. Unless the articles of incorporation or these bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors or any action that may be taken at a meeting of a committee of the Board of Directors may be taken without a meeting if the action is taken by all the members of the Board of Directors (or of the committee as the case may be). The action must be evidenced by one or more written consents describing the action taken, signed by each director (or each director serving on the committee, as the case may be), and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

         SECTION 4.9. ADJOURNMENTS. Whether or not a quorum is present to organize a meeting, any meeting of directors (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place. At any reconvened meeting any business may be transacted that could have been transacted at the meeting that was adjourned.
If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned.

         SECTION 4.10. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors by resolution may designate from among its members an executive committee and one or more other committees, each consisting of one or more directors all of whom serve at the pleasure of the Board of Directors. Except as limited by the Corporation Code, each committee shall have the authority set forth in the resolution establishing the committee. The provisions of this Article Four as to the Board of Directors and its deliberations shall be applicable to any committee of the Board of Directors.

                                  ARTICLE FIVE
          MANNER OF NOTICE AND WAIVER AS TO SHAREHOLDERS AND DIRECTORS

         SECTION 5.1. PROCEDURE. Whenever these bylaws require notice to be given to any shareholder or director, the notice shall be given in accordance with this Section 5.1. Notice under these bylaws shall be in writing unless oral notice is reasonable under the circumstances. Any notice to directors may be written or oral. Notice may be communicated in person; by telephone, telegraph, teletype, telecopy, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Written notice to the shareholders, if in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Except as provided above, written notice, if in a comprehensible form, is effective at the earliest of the following:

         (a) When received or when delivered, properly addressed, to the addressee's last known principal place of business or residence;

         (b) Five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed; or

         (c) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

Oral notice is effective when communicated if communicated in a comprehensible manner. In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

         SECTION 5.2.  WAIVER.

         (a) A shareholder may waive any notice before or after the date and time stated in the notice. Except as provided below in (b), the waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

         (b) A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         (c) Unless required by the Corporation Code, neither the business transacted nor the purpose of the meeting need be specified in the waiver.

         (d) A director may waive any notice before or after the date and time stated in the notice. Except as provided below in (e), the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

         (e) A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                  ARTICLE SIX
                                    OFFICERS

         SECTION 6.1. NUMBER. The officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer and any other officers as may be appointed by the Board of Directors or appointed by a duly appointed officer pursuant to this Article Six. The Board of Directors shall from time to time create and establish the duties of the other officers. Any two or more offices may be held by the same person.

         SECTION 6.2. ELECTION AND TERM. All officers shall be appointed by the Board of Directors or by a duly appointed officer pursuant to this Article Six and shall serve at the pleasure of the Board of Directors or the appointing officers as the case may be. All officers, however appointed, may be removed with or without cause by the Board of Directors and any officer appointed by another officer may also be removed by the appointing officer with or without cause.

         SECTION 6.3. COMPENSATION. The compensation of all officers of the Corporation appointed by the Board of Directors shall be fixed by the Board of Directors.

         SECTION 6.4. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall call to order meetings of the shareholders, the Board of Directors and the Executive Committee and shall act as chairman of such meetings. The Chairman of the Board shall perform such other duties as the directors may direct from time to time.

         SECTION 6.5. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have general supervision of the business of the Corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall perform such other duties as may from time to time be delegated to him by the Board of Directors.

         SECTION 6.6. VICE PRESIDENTS. In the absence or disability of the President, or at the direction of the President, the Vice President, if any, shall perform the duties and exercise the powers of the President. If the Corporation has more than one Vice President the one designated by the Board of Directors shall act in lieu of the President. Vice Presidents shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign.

         SECTION 6.7. SECRETARY. The Secretary shall be responsible for preparing minutes of the acts and proceedings of all meetings of shareholders and, unless a secretary has been designated for such purpose, of the Board of Directors and any committees thereof. He shall have authority to give all notices required by law or these bylaws. He shall be responsible for the custody of the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents and shall sign any instruments as may require his signature. The Secretary shall authenticate records of the Corporation. The Secretary shall perform whatever additional duties and have whatever additional powers the Board of Directors may from time to time assign him. In the absence or disability of the Secretary or at the direction of the President, any assistant secretary may perform the duties and exercise the powers of the Secretary.

         SECTION 6.8. TREASURER. The Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit or disbursement of funds and securities under the direction of the Board of Directors. The Treasurer shall cause to be maintained full and true accounts of all receipts and disbursements and shall make reports of the same to the Board of Directors and the President upon request. The Treasurer shall perform all duties as may be assigned to him from time to time by the Board of Directors.

                                 ARTICLE SEVEN
                       DISTRIBUTIONS AND SHARE DIVIDENDS

         SECTION 7.1. AUTHORIZATION OR DECLARATION. Unless the articles of incorporation provide otherwise, the Board of Directors from time to time in its discretion may authorize or declare distributions or share dividends in accordance with the Corporation Code.

         SECTION 7.2. RECORD DATE WITH REGARD TO DISTRIBUTIONS AND SHARE DIVIDENDS. For the purpose of determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the Corporation's shares) or a share dividend the Board of Directors may fix a date as the record date. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Corporation Code.

                                 ARTICLE EIGHT
                                     SHARES

         SECTION 8.1. AUTHORIZATION AND ISSUANCE OF SHARES. In accordance with the Corporation Code, the Board of Directors may authorize shares of any class or series provided for in the articles of incorporation to be issued for any consideration valid under the provisions of the Corporation Code. To the extent provided in the articles of incorporation, the Board of Directors shall determine the preferences, limitations, and relative rights of the shares.

         SECTION 8.2. SHARE CERTIFICATES. The interest of each shareholder in the Corporation shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors from time to time may adopt. Share certificates shall be numbered consecutively, shall be in registered form, shall indicate the date of issuance, the name of the Corporation and that it is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate. Each certificate shall be signed by any one of the Chairman of the Board, the President, a Vice President, the Secretary, or the Treasurer. The corporate seal need not be affixed.

         SECTION 8.3. RIGHTS OF CORPORATION WITH RESPECT TO REGISTERED OWNERS. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote the shares, to receive any share dividend or distribution with respect to the shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         SECTION 8.4. TRANSFERS OF SHARES. Transfers of shares shall be made upon the transfer books of the Corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the requirements of Section 8.6 of these bylaws shall have been met.

         SECTION 8.5.  DUTY OF CORPORATION TO REGISTER TRANSFER.
Notwithstanding any of the provisions of Section 8.4 of these bylaws, the Corporation is under a duty to register the transfer of its shares only if:

         (a) the certificate is endorsed by the appropriate person or persons;
and

         (b) reasonable assurance is given that the endorsement or affidavit is genuine and effective; and

         (c) the Corporation either has no duty to inquire into adverse claims or has discharged that duty; and

         (d) the requirements of any applicable law relating to the collection of taxes have been met; and

         (e) the transfer in fact is rightful or is to a bona fide purchaser.

         SECTION 8.6. LOST, STOLEN OR DESTROYED CERTIFICATES. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in the manner required by the Board of Directors and, if the Board of Directors requires, shall give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

         SECTION 8.7. FIXING OF RECORD DATE WITH REGARD TO SHAREHOLDER ACTION. For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix a future date as the record date, which date shall be not more than seventy (70) days prior to the date on which the particular action, requiring a determination of shareholders, is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Corporation Code.

                                  ARTICLE NINE
                                INDEMNIFICATION

         SECTION 9.1.  CERTAIN DEFINITIONS.  As used in this Article, the term:

         (a) "Corporation" includes any domestic or foreign predecessor entity of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         (b) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. Directors of the Corporation who are serving as directors, officers, employees or agents of any subsidiary of the Corporation shall be considered to be serving at the Corporation's request and shall be considered a "director" for the purposes of this Article. A director is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

         (c) "Expenses" includes attorneys' fees.

         (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

         (e) "Officer" means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. Officers of the Corporation who are serving as directors, officers, employees or agents of any subsidiary of the Corporation shall be considered to be serving at the Corporation's request and shall be considered an "officer" for the purposes of this Article. An officer is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.

         (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         (g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

         (h) "Reviewing Party" shall mean the person or persons making the entitlement determination pursuant to Section 9.4 of this Article, and shall not include a court making any determination under this Article or otherwise.

         SECTION 9.2.  BASIC INDEMNIFICATION ARRANGEMENT.

         (a) To the extent that a director or officer has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director or officer, the Corporation shall indemnify the director or officer against reasonable expenses incurred in connection therewith. Except as provided in subsections 9.2(d) and 9.2(e) below, the Corporation shall in addition indemnify an individual who is made a party to a proceeding because he is or was a director or officer against liability incurred by him in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (b) A person's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 9.2(a).

         (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, be determinative that the proposed indemnified person did not meet the standard of conduct set forth in subsection 9.2(a).

         (d) The Corporation shall not indemnify a person under this Article in connection with (i) a proceeding by or in the right of the Corporation in which such person was adjudged liable to the Corporation, or (ii) any proceeding in which such person was adjudged liable on the basis that he improperly received a personal benefit; unless in either case, and then only to the extent that, a court of competent jurisdiction acting pursuant to Section 9.5 of this Article or Section 14-2-854 of the Georgia Business Corporation Code, determines that, in view of the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

         (e) Indemnification permitted under this Article in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

         SECTION 9.3.  ADVANCES FOR EXPENSES.

         (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer as a party to a proceeding in advance of final disposition of the proceeding if:

            (i) Such person furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection 9.2(a) above; and

            (ii) Such person furnishes the Corporation a written undertaking (meeting the qualifications set forth below in subsection 9.3(b)), executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Article or otherwise.

         (b) The undertaking required by subsection 9.3(a)(ii) above must be an unlimited general obligation of the proposed indemnified person but need not be secured and shall be accepted without reference to financial ability to make repayment.

         SECTION 9.4. AUTHORIZATION OF AND DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

         (a) The Corporation acknowledges that indemnification of a director or officer under Section 9.2 has been pre-authorized by the Corporation in the manner described in subsection 9.4(b) below. Nevertheless, the Corporation shall not indemnify a director or officer under Section 9.2 unless a separate determination has been made in the specific case that indemnification of such person is permissible in the circumstances because he has met the standard of conduct set forth in subsection 9.2(a); provided, however, that regardless of the result or absence of any such determination, and unless limited by the articles of incorporation of the Corporation, to the extent that a director or officer has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a director or officer, the Corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.

         (b) The determination referred to in subsection 9.4(a) above shall be made, at the election of the board of directors:

            (i) by the board of directors of the Corporation by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

            (ii) if a quorum cannot be obtained under subdivision (i), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

            (iii)   by special legal counsel:

                (1) selected by the board of directors or its committee in the manner prescribed in subdivision (i) or (ii); or

                (2) if a quorum of the board of directors cannot be obtained under subdivision (i) and a committee cannot be designated under subdivision (ii), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or

            (iv) by the shareholders; provided that shares owned by or voted under the control of directors or officers who are at the time parties to the proceeding may not be voted on the determination.

         (c) As acknowledged above, the Corporation has pre-authorized the indemnification of directors and officers hereunder, subject to a case-by-case determination that the proposed indemnified person met the applicable standard of conduct under subsection 9.2(a). Consequently, no further decision need or shall be made on a case-by-case basis as to the authorization of the Corporation's indemnification of directors and officers hereunder.
Nevertheless, evaluation as to reasonableness of expenses of a director or officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 9.4(b) above, except that if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 9.4(b)(iii) to select counsel.

         (d) The Reviewing Party acting pursuant to subsections 9.4(b) or 9.4(c) above shall act expeditiously and reasonably upon an application for indemnification or advancement of expenses, and shall cooperate in the procedural steps required to obtain court-ordered indemnification or advancement of expenses under Section 9.5 below.

         SECTION 9.5. COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES. Unless this Corporation's articles of incorporation provide otherwise, a director or officer who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. For purposes of this Article, the Corporation hereby consents to personal jurisdiction and venue in any court in which is pending a proceeding to which a director or officer is a party. Regardless of any determination by the Reviewing Party that the proposed indemnified person is not entitled to indemnification or advancement of expenses or as to the reasonableness of expenses, and regardless of any failure by the Reviewing Party to make a determination as to such entitlement or the reasonableness of expenses, such court's review shall be a de novo review, and its determination shall be binding, on the questions of whether:

         (a) The applicant is entitled to mandatory indemnification under the final clause of subsection 9.4(a) above (in which case the Corporation shall pay the indemnified person's reasonable expenses incurred to obtain court-ordered indemnification);

         (b) The applicant is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in subsection 9.2(a) above or was adjudged liable as described in subsection 9.2(d) above (but if he was adjudged so liable, any court-ordered indemnification shall be limited to reasonable expenses incurred by the indemnified person, including reasonable expenses incurred to obtain court-ordered indemnification, unless the articles of incorporation of this Corporation or a bylaw, contract or resolution approved or ratified by the shareholders pursuant to Section 9.7 provides otherwise); or

         (c) In the case of advances for expenses, the applicant is entitled pursuant to the articles of incorporation, bylaws or applicable resolution or agreement to payment for or reimbursement of his reasonable expenses incurred as a party to a proceeding in advance of final disposition of the proceeding (in which case the Corporation shall pay the applicant's reasonable expenses incurred to obtain court-ordered advancement of expenses).

         In any claim brought by the proposed indemnified person seeking court-ordered indemnification or advancement of expenses, the failure of the Reviewing Party to act in accordance with Section 9.4(d) may properly be considered by the court in assessing the expenses of the proposed indemnified person.

         SECTION 9.6. INDEMNIFICATION OF EMPLOYEES AND AGENTS. Unless this Corporation's articles of incorporation provide otherwise, the Corporation may indemnify and advance expenses under this Article to an employee or agent of the Corporation or any subsidiary of the Corporation who is not a director or officer to the same extent as to a director or officer, or to any lesser extent (or greater extent if permitted by law), determined by the board of directors.

         SECTION 9.7.  SHAREHOLDER APPROVED INDEMNIFICATION.

         (a) If authorized by the articles of incorporation or a bylaw, contract or resolution approved or ratified by the shareholders of the Corporation by a majority of the votes entitled to be cast, the Corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations in other sections of this Article. The Corporation shall not indemnify a person under this Section 9.7 for any liability incurred in a proceeding in which the person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

            (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

            (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

            (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

            (iv) for any transaction from which he received an improper personal benefit.

         (b) Where approved or authorized in the manner described in subsection 9.7(a) above, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

            (i) the proposed indemnified person furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 9.7(a)(i) -
         (iv) above; and

            (ii) the proposed indemnified person furnishes the Corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

         SECTION 9.8. LIABILITY INSURANCE. The Corporation may purchase and maintain insurance on behalf of a director or officer or an individual who is or was an employee or agent of the Corporation or who, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 9.2, Section 9.3 or Section 9.4 above.

         SECTION 9.9. WITNESS FEES. Nothing in this Article shall limit the Corporation's power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.

         SECTION 9.10. REPORT TO SHAREHOLDERS. If the Corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance, in writing, to the shareholders with or before the notice of the next shareholders' meeting.

         SECTION 9.11. SECURITY FOR INDEMNIFICATION OBLIGATIONS. The Corporation may at any time and in any manner, at the discretion of the board of directors, secure the Corporation's obligations to indemnify or advance expenses to a person pursuant to this Article.

         SECTION 9.12. NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder.

         SECTION 9.13. SUBROGATION. In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

         SECTION 9.14. CONTRACT RIGHTS. The right to indemnification and advancement of expenses conferred hereunder to directors and officers shall be a contract right and shall not be affected adversely to any director or officer by any amendment of these bylaws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnified person or potential indemnified person (in his capacity as such) the right to consent or object to any subsequent amendment of these bylaws.

         SECTION 9.15. NON-EXCLUSIVITY, ETC. The rights of a director or officer hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that he may have under contract or the Georgia Business Corporation Code or otherwise.

         SECTION 9.16. SEVERABILITY. To the extent that the provisions of this Article are held to be inconsistent with the provisions of Part 5 of Article 8 of the Georgia Business Corporation Code, such provisions of such Code shall govern. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted bylaw.

                                  ARTICLE TEN
                                 MISCELLANEOUS

         SECTION 10.1. INSPECTION OF BOOKS AND RECORDS. The Board of Directors shall have power to determine which accounts, books and records of the Corporation shall be opened to the inspection of shareholders, except those as may by law specifically be made open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection. Without the prior approval of the Board of Directors in their discretion, the right of inspection set forth in Section 14-2-1602(c) of the Corporation Code shall not be available to any shareholder owning two (2%) percent or less of the shares outstanding.

         SECTION 10.2. FISCAL YEAR. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the same from time to time as it deems appropriate.

         SECTION 10.3. CORPORATE SEAL. If the Board of Directors determines that there should be a corporate seal for the Corporation, it shall be in the form as the Board of Directors may from time to time determine.

         SECTION 10.4. ANNUAL FINANCIAL STATEMENTS. In accordance with the Corporation Code, the Corporation shall prepare and provide to shareholders such financial statements as may be required by the Corporation Code.

         SECTION 10.5. CONFLICT WITH ARTICLES OF INCORPORATION. In the event that any provision of these bylaws conflicts with any provision of the articles of incorporation, the articles of incorporation shall govern.

                                 ARTICLE ELEVEN
                                   AMENDMENTS

         SECTION 11.1. POWER TO AMEND BYLAWS. The Board of Directors shall have concurrent power with the shareholders as set forth in the articles of incorporation to make, alter, amend, change, add to or repeal the bylaws of the Corporation. The Board of Directors may amend the bylaws of the Corporation upon the affirmative vote of the number of directors required, under the terms of the bylaws, to take action of the Board of Directors; provided, however, that any amendment, addition or repeal of any provision of the bylaws regarding indemnification of the directors, officers, employees or agents of the Corporation shall require the affirmative vote of a majority of the Disinterested Directors (as defined in the articles of incorporation). Shareholders may not amend the bylaws of the Corporation except upon the affirmative vote of the holders of at least 66 and 2/3% of the outstanding shares of Voting Stock that are not beneficially owned (as defined in the articles of incorporation) by any Interested Shareholder (as defined in the articles of incorporation), except that the affirmative vote of the holders of only a majority of the outstanding shares entitled to vote generally in the election of directors shall be required to approve any amendment to the bylaws approved by the Board of Directors if two-thirds (2/3) of the directors then in office are Disinterested Directors (as defined in the articles of incorporation).

                                 ARTICLE TWELVE
                    STATUTORY BUSINESS COMBINATION PROVISION

         SECTION 12.1. BUSINESS COMBINATIONS. All of the requirements of Part 3 of Article 11 of the Corporation Code shall apply to the Corporation.